UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One PEI Center	18711
Wilkes-Barre, Pennsylvania (Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (570) 820-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 1, 2005, the Company and John E. Brennan, former Vice-Chairman of the Board of Directors and Secretary of the Company, entered into a Separation Agreement and General Release (the “Agreement”). Mr. Brennan’s employment with the Company terminated on June 1, 2005. The Agreement provides that Mr. Brennan will:

•	Receive reimbursement for COBRA coverage for a period of 18-months;

•	Receive an 18-month period to exercise stock options that have vested prior to June 1, 2005; and

•	Be engaged by the Company as a consultant for a period of 24 months beginning on June 2, 2005 at a rate of $37,500.00 per month, payable monthly in arrears.

The description above is a summary of Mr. Brennan’s Agreement and is qualified in its entirety by the Separation Agreement and General Release, which is filed herewith as Exhibit 10.1.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On July 5, 2005, Southern Union Company (the "Company" or the "Registrant") announced that it had appointed Julie H. Edwards, 46, as Senior Vice President and Chief Financial Officer of the Company effective July 5, 2005. Ms. Edwards will succeed David J. Kvapil in the position of Chief Financial Officer.

Prior to her departure in June, 2005, Ms. Edwards had served as Executive Vice President - Finance and Administration and Chief Financial Officer of Frontier Oil Corporation ("Frontier"), Houston since 2000. She joined Frontier in 1991 as Vice President -Secretary and Treasurer. In 1994, she was promoted to the position of Senior Vice President and Chief Financial Officer. From 1988 to 1991, Edwards served as Vice President - Corporate Finance for Smith Barney, Harris, Upham & Co., Inc., New York and Houston.

Ms. Edwards’ offer letter provides that she will be paid an annualized base salary of $500,000.00, will be eligible for an annual incentive bonus of up to 50% of her annualized salary and will receive, upon commencement of employment, an irrevocable right and option to purchase 100,000 shares of Company stock in accordance with the terms of the Company’s Amended and Restated 2003 Stock and Incentive Plan. These options, which will have an exercise price equal to the closing price of Company stock on July 5, 2005, will vest in 20% increments each year commencing on the first anniversary of the grant date and will expire on July 5, 2015. While Ms. Edwards will not have an employment agreement with the Company, the Company has entered into a two-year Change of Control Agreement (the “Agreement”) with Ms. Edwards effective July 5, 2005. Under the terms of the Agreement, upon a change of control of the Company within the next two years, Ms. Edwards may receive an amount equal to her annual base salary and reimbursement for COBRA coverage, in each case pro-rated over the then remaining portion of the two-year change in control period.

The description above is a summary of Ms. Edwards’ Agreement and Stock Option Agreement and is qualified in its entirety by the Change of Control Agreement and Stock Option Agreement, both of which are filed herewith as Exhibits 10.2 and 10.3, respectively.

On July 5, 2005, the Company and David J. Kvapil, Executive Vice President and Chief Financial Officer of the Company announced the intention of Mr. Kvapil to resign from his current positions effective July 5, 2005 and to retire from the Company effective July 15, 2005.

In connection with Mr. Kvapil’s retirement and departure, on July 1, 2005, the Company and Mr. Kvapil entered into a Separation Agreement and General Release (the “Agreement”). The Agreement provides that Mr. Kvapil will;

•	Receive a severance payment in the amount of $350,000 payable in a lump sum on the Company’s first scheduled pay date in February 2006;

•	Receive reimbursement for COBRA coverage for a period of 18 months;

•	Receive an 18-month period to exercise stock options that have vested prior to July 15, 2005; and

•	Be engaged by the Company as a consultant for a period of 24 months at a rate of $29,167.00 per month, payable monthly in arrears.

The description above is a summary of Mr. Kvapil’s Agreement and is qualified in its entirety by the Separation Agreement and General Release, which is filed herewith as Exhibit 10.4.

ITEM 7.01 REGULATION FD DISCLOSURE

On July 5, 2005, the Company issued a press release relating to the appointment of Julie H. Edwards as Senior Vice President and Chief Financial Officer and the retirement of David J. Kvapil as Executive Vice President and Chief Financial Officer, both events effective July 5, 2005. A copy of that release is filed herewith as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

Exhibit Number	Description

10.1	Separation Agreement and General Release between the Company and Mr. Brennan
10.2	Change of Control Agreement between the Company and Ms. Edwards
10.3	Stock Option Agreement between the Company and Ms. Edwards
10.4	Separation Agreement and General Release between the Company and Mr. Kvapil
99.1	Company’s July 5, 2005 Press Release

This release and other reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Southern Union cautions that actual results and developments may differ materially from such projections or expectations.

Investors should be aware of important factors that could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: cost of gas; gas sales volumes; gas throughput volumes and available sources of natural gas; discounting of transportation rates due to competition; customer growth; abnormal weather conditions in Southern Union’s service territories; impact of relations with labor unions of bargaining-unit employees; the receipt of timely and adequate rate relief and the impact of future rate cases or regulatory rulings; the outcome of pending and future litigation; the speed and degree to which competition is introduced to Southern Union’s gas distribution business; new legislation and government regulations and proceedings affecting or involving Southern Union; unanticipated environmental liabilities; ability to comply with or to challenge successfully existing or new environmental regulations; changes in business strategy and the success of new business ventures, including the risks that the business acquired and any other businesses or investments that Southern Union has acquired or may acquire may not be successfully integrated with the business of Southern Union; exposure to customer concentration with a significant portion of revenues realized from a relatively small number of customers and any credit risks associated with the financial position of those customers; factors affecting operations such as maintenance or repairs, environmental incidents or gas pipeline system constraints; Southern Union’s, or any of its subsidiaries, debt securities ratings; the economic climate and growth in the energy industry and service territories and competitive conditions of energy markets in general; inflationary trends; changes in gas or other energy market commodity prices and interest rates; the current market conditions causing more customer contracts to be of shorter duration, which may increase revenue volatility; the possibility of war or terrorist attacks; the nature and impact of any extraordinary transactions such as any acquisition or divestiture of a business unit or any assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: July 5, 2005	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Assistant General Counsel and Secretary